UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2013 (November 15, 2013)

PACIFIC PREMIER BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22193	33-0743196
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17901 Von Karman Avenue, Suite 1200, Irvine, CA	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 864-8000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.          OTHER EVENTS.

On November 15, 2013, Pacific Premier Bancorp, Inc., a Delaware corporation (“PPBI”), and its wholly-owned subsidiary, Pacific Premier Bank, a California-chartered bank (“Pacific Premier”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Infinity Franchise Holdings, LLC, a Delaware limited liability company with its principal place of business in New Jersey (“IFH”), and all of IFH’s members (the “Members”), pursuant to which IFH will merge with and into Pacific Premier, with Pacific Premier the surviving institution (the “Merger”). In connection with the Merger, PPBI will acquire IFH’s wholly owned operating subsidiary, Infinity Franchise Capital, LLC, a national lender to franchisees in the quick service restaurant (QSR) industry, and other direct and indirect subsidiaries of IFH utilized in its business.

The consideration payable to the Members upon completion of the Merger will be based on the consolidated adjusted book value of equity of IFH, net of certain items, plus a premium of $4.5 million (the “Purchase Price”).  The consolidated adjusted book value of equity of IFH will be determined as of the month-end immediately prior to the closing of the Merger and subsequently adjusted to reflect the consolidated adjusted book value of equity, net of certain items, as of the closing of the Merger.  As of September 30, 2013, the Purchase Price would have amounted to approximately $16 million based on IFH’s consolidated adjusted book value of equity as of such date.  An aggregate of 50% of the Purchase Price shall be payable in cash and 50% of the Purchase Price shall be payable in shares of PPBI common stock, par value $0.01 per share (“PPBI Common Stock”).

Under the Merger Agreement, PPBI has agreed to prepare a registration statement to be filed by PPBI with the Securities and Exchange Commission to register the resale of the shares of PPBI Common Stock to be issued to the Members as part of the Purchase Price in the Merger so that the shares may be readily sold by the Members as soon as practicable following the Closing.

The consummation of the Merger is subject to a number of conditions, including the receipt of all regulatory approvals required to consummate the Merger and the satisfaction of other customary closing conditions.

On November 18, 2013, PPBI issued a press release announcing the execution of the Merger Agreement.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained herein, including Exhibit 99.1, shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, as amended, nor shall such information and the Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01.          FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit
Number
99.1	Press release, dated November 18, 2013, announcing the execution of the Merger Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC PREMIER BANCORP, INC.

Dated:	November 18, 2013	By:	/s/ Steven R. Gardner
Steven R. Gardner
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number

99.1	Press release, dated November 18, 2013, announcing the execution of the Merger Agreement.